236

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for October 31, 2011. Net assets of the Fund were unaffected by the reclassifications.

                                                              Reduction                Reduction to
                                                    to Accumulated             Accumulated Net
Increase to                  Net Investment       Realized Gain
         Paid-in Capital                                     Loss             on Investments4
---------------------------------------------------------------------------------------------------------------------------------------------------------------------
               $15,139,114              $12,715,901                                $27,855,015

251

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for October 31, 2011. Net assets of the Fund were unaffected by the reclassifications.

                                                                   Reduction                                 Increase to
                                                         to Accumulated                       Accumulated Net
                      Increase to                Net Investment                              Realized Loss
                 Paid-in Capital                                  Loss                          on Investments
------------------------------------------------------------------------------------------------------------------------------
                        $1,018,764                      $1,445,625                                      $2,464,389

257

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for October 31, 2011. Net assets of the Fund were unaffected by the reclassifications.

  Increase to
Increase to                   Accumulated Net
     Accumulated Net                         Realized Loss
                  Investment Income                        on Investments
------------------------------------------------------------------------------------------
                $6,365,225                                  $6,365,225